EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-54345, 2-63803, 2-75715, 2-88474, 2-96491, 33-32465 and 33-57537 on Form S-8
and in Registration Statement Nos. 33-55136, 33-53817, 33-57325 and 33-59784 on
Form S-3 of our report dated November 1, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1995.




/s/ Deloitte & Touche LLP
-------------------------
Costa Mesa, California
December 27, 1995